UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, Ecosphere Technologies, Inc. (the “Company”) appointed Michael R. Donn, Sr. as the Company’s Chief Operating Officer, a newly formed position. Mr. Donn is also a director of the Company and is the President of the Company’s wholly-owned subsidiary, Ecosphere Systems, Inc. (“ESI”).

Mr. Donn has been a director of the Company since March 1, 2005. He previously served as the Company’s Senior Vice President of Operations and Treasurer from January 2000 through October 2005. Mr. Donn was the Project Manager for the Company’s EPA Verification testing of its Water Filtration System.

Additionally, Mr. Donn has held a number of positions with ESI. He has been President since August 2007, the Executive Vice President and Chief Operating Officer from September 2006 through August 2007 and he previously served a term as President from October 2005 through September 2006.

In November 2006, Mr. Donn became a director of GelTech Solutions, Inc. From 1994 to 2000, he served as President of the Miami-Dade County Fire Fighters Association, a 1,700-member employee association for which he previously served as Vice President and Treasurer beginning in 1982. His responsibilities included negotiating, lobbying at the local, state and national levels and head of the business operations for the Association. He was also Chairman of the Insurance Trust. Following Hurricane Andrew, Mr. Donn coordinated the fire fighter relief efforts for the Miami-Dade fire fighters. Additionally, he set up and coordinated the Company’s relief effort in Waveland, Mississippi following Hurricane Katrina. He is the brother of the Senior Vice President of Administration Jacqueline McGuire and the brother-in-law of the Chief Executive Officer Dennis McGuire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire Chief Executive Officer

Date:  April 2, 2008

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